Exhibit 99.1
Asana Announces Fourth Quarter and Fiscal Year 2023 Revenues

Fiscal year revenue growth up 45% year over year
Annualized revenues from customers spending $100,000 or more grew 80% year over year
Fiscal 2024 guidance reflects improvement towards profitability year over year

March 8, 2023 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading work management platform for organizations, today reported financial results for its fourth quarter and fiscal year 2023 ended January 31, 2023.

“Revenues for the fiscal year were up 45 percent year over year and we reported significant improvement in operating margins," said Dustin Moskovitz, co-founder and chief executive officer of Asana. “We are grateful to work alongside some of the largest, most innovative enterprises in the world. This offers us unique insights into their complex business needs which helps to inform our product strategies and investments in areas that can shape the future of work management.”

Fourth Quarter Fiscal 2023 Financial Highlights

•Revenues: Revenues were $150.2 million, an increase of 34% year over year.
•Operating Loss: GAAP operating loss was $99.2 million, or 66% of revenues, compared to GAAP operating loss of $87.1 million, or 78% of revenues, in the fourth quarter of fiscal 2022. Non-GAAP operating loss was $37.4 million, or 25% of revenues, compared to non-GAAP operating loss of $43.9 million, or 39% of revenues, in the fourth quarter of fiscal 2022.
•Net Loss: GAAP net loss was $95.0 million, compared to GAAP net loss of $90.0 million in the fourth quarter of fiscal 2022. GAAP net loss per share was $0.44, compared to GAAP net loss per share of $0.48 in the fourth quarter of fiscal 2022. Non-GAAP net loss was $33.2 million, compared to non-GAAP net loss of $46.9 million in the fourth quarter of fiscal 2022. Non-GAAP net loss per share was $0.15, compared to non-GAAP net loss per share of $0.25 in the fourth quarter of fiscal 2022.
•Cash Flow: Cash flows from operating activities were negative $31.1 million, compared to negative $39.3 million in the fourth quarter of fiscal 2022. Free cash flow was negative $26.5 million, compared to negative $41.2 million in the fourth quarter of fiscal 2022.

Fiscal 2023 Financial Highlights

•Revenues: Revenues were $547.2 million, an increase of 45% year over year.
•Operating Loss: GAAP operating loss was $407.8 million, or 75% of revenues, compared to GAAP operating loss of $265.2 million, or 70% of revenues, in fiscal 2022. Non-GAAP operating loss was $207.3 million, or 38% of revenues, compared to non-GAAP operating loss of $157.1 million, or 42% of revenues, in fiscal 2022.
•Net Loss: GAAP net loss was $407.8 million, compared to GAAP net loss of $288.3 million in fiscal 2022. GAAP net loss per share was $2.04, compared to GAAP net loss per share of $1.63 in fiscal 2022. Non-GAAP net loss was $207.2 million, compared to non-GAAP net loss of $162.9 million in fiscal 2022. Non-GAAP net loss per share was $1.04, compared to non-GAAP net loss per share of $0.92 in fiscal 2022.
•Cash Flow: Cash flows from operating activities were negative $160.1 million, compared to negative $83.8 million in fiscal 2022. Free cash flow was negative $159.6 million, compared to negative $87.6 million in fiscal 2022.

Exhibit 99.1
Business Highlights

•The number of customers spending $5,000 or more on an annualized basis in Q4 grew to 19,432, an increase of 26% year over year. Revenues from these customers in Q4 grew 42% year over year.
•The number of customers spending $100,000 or more on an annualized basis in Q4 grew to 506, an increase of 49% year over year.
•Overall dollar-based net retention rate in Q4 was over 115%.
•Dollar-based net retention rate for customers with $5,000 or more in annualized spend in Q4 was over 120%.
•Dollar-based net retention rate for customers with $100,000 or more in annualized spend in Q4 was over 135%.
•Hired Shannon Sullivan Duffy as Chief Marketing Officer, and Neeracha Taychakhoonavudh as Head of Customer Experience, along with Sanj Bhayro as General Manager EMEA, to continue to drive enterprise growth.
•Named as a Leader in The Forrester Wave™: Collaborative Work Management Tools, Q4 2022 report. Recognized for differentiators including: Objectives & Key Results (“OKR”) and performance management, Work Graph Model®, and our outstanding support for product, strategy, and implementation, ready for complex enterprise deployment, to name a few.
•Recognized as a top 100 employer in Glassdoor's Best Places to Work Award for the fourth time.
•Awarded one of America's Greatest Workplaces for Diversity 2023 by Newsweek in cooperation with Plant-A Insights Group. This award honors the collaboration of people with different worldviews who are fostering a more creative and innovative workforce in support of better decision-making.

Financial Outlook

For the first quarter of fiscal 2024, Asana expects:

•Revenues of $150.0 million to $151.0 million, representing year over year growth of 24% to 25%.
•Non-GAAP operating loss of $40.0 million to $38.0 million.
•Non-GAAP net loss per share of $0.19 to $0.18, assuming basic and diluted weighted average shares outstanding of approximately 215 million.

For fiscal year 2024, Asana expects:

•Revenues of $638.0 million to $648.0 million, representing year over year growth of 17% to 18%.
•Non-GAAP operating loss of $130.0 million to $120.0 million.
•Non-GAAP net loss per share of $0.59 to $0.55, assuming basic and diluted weighted average shares outstanding of approximately 219 million.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fourth quarter and fiscal year 2023 non-GAAP results included in this press release.

Exhibit 99.1
Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations website at: https://investors.asana.com. The conference call can also be accessed by dialing (844) 200-6205, or +1 929-526-1599 (outside of the US). The conference access code is 310454.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our ability to execute on our current strategies, our technology and brand position, Asana’s outlook for the first fiscal quarter and the full fiscal year ending January 31, 2024, expected benefits of our offerings, Asana’s market position, and potential market opportunities. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and the impact of the COVID-19 pandemic and broader macroeconomic conditions. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2022 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement Asana’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana utilizes certain non-GAAP financial measures to assist in understanding and evaluating its core operating performance. In this release, Asana’s non-GAAP gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, net loss per share, free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these

Exhibit 99.1
non-GAAP measures to their most directly comparable GAAP financial measures which can be found in the accompanying financial statements included with this press release.

Asana is presenting these non-GAAP financial measures because it believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations against other companies in Asana’s industry, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making.

Asana believes excluding the following items from its non-GAAP financial measures is useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of Asana’s core business and to facilitate comparison of its results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash and non-recurring expenses. Non-cash expenses include the amortization of debt discount, non-cash interest related to the senior mandatory convertible promissory notes, and non-recurring expenses include direct listing fees and costs related to restructuring. Asana believes the exclusion of the non-cash and non-recurring items provides useful supplemental information to investors and facilitates the analysis of its operating results and comparison of operating results across reporting periods.
There are a number of limitations related to the use of non-GAAP financial measures as compared to GAAP financial measures, including that the non-GAAP financial measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

In addition to the non-GAAP financial measures outlined above, Asana also uses the non-GAAP financial measure of free cash flow, which is defined as net cash from operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as capital expenditures from the purchases of property and equipment associated with the build-out of Asana’s corporate headquarters and costs related to restructuring. Asana believes free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Asana believes that free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Exhibit 99.1
Definitions of Business Metrics

Customers spending over $5,000, $50,000, and $100,000 on an annualized basis

We define customers spending over $5,000, $50,000, and $100,000 as those organizations on a paid subscription plan that had $5,000 or more, $50,000 or more or $100,000 or more in annualized GAAP revenues in a given quarter, respectively, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, and its ability to retain its customers.

About Asana

Asana helps organizations orchestrate their work, from small projects to strategic initiatives. Headquartered in San Francisco, CA, Asana has more than 139,000 paying customers and millions of free organizations in over 200 countries and territories. Global customers such as Amazon, Affirm, Japan Airlines, and Sky rely on Asana to manage everything from company objectives to digital transformation to product launches and marketing campaigns. For more information, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its Twitter account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), and its Facebook page (www.facebook.com/asana/), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Catherine Buan
Asana Investor Relations
ir@asana.com

Stephanie Hess
Asana Corporate Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Revenues	$150,231	$111,949	$547,212	$378,437
Cost of revenues(1)	15,205	11,533	56,559	38,897
Gross profit	135,026	100,416	490,653	339,540
Operating expenses:
Research and development(1)	81,262	60,915	297,209	203,124
Sales and marketing(1)	114,733	88,888	434,961	282,897
General and administrative(1)	38,245	37,676	166,309	118,703
Total operating expenses	234,240	187,479	898,479	604,724
Loss from operations	(99,214)	(87,063)	(407,826)	(265,184)
Interest income and other income (expense), net	7,152	(770)	6,933	(1,536)
Interest expense	(875)	(307)	(2,000)	(18,385)
Loss before provision for income taxes	(92,937)	(88,140)	(402,893)	(285,105)
Provision for income taxes	2,089	1,909	4,875	3,237
Net loss	$(95,026)	$(90,049)	$(407,768)	$(288,342)
Net loss per share:
Basic and diluted	$(0.44)	$(0.48)	$(2.04)	$(1.63)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	214,195	187,435	200,034	176,401
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Cost of revenues	$458	$344	$1,658	$806
Research and development	29,477	22,739	100,083	57,480
Sales and marketing	15,476	12,990	58,504	29,631
General and administrative	7,717	6,223	28,717	16,644
Total stock-based compensation expense (1)	$53,128	$42,296	$188,962	$104,561

__________________
(1)The table above includes $0.9 million of stock-based compensation expense for the three and twelve months ended January 31, 2023 that was incurred as a result of the restructuring.

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	January 31, 2023	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$526,563	$240,403
Marketable securities	2,739	71,628
Accounts receivable, net	82,363	59,085
Prepaid expenses and other current assets	48,726	40,278
Total current assets	660,391	411,394
Property and equipment, net	94,984	99,632
Operating lease right-of-use assets	176,189	174,083
Investments, noncurrent	—	2,760
Other assets	23,399	19,166
Total assets	$954,963	$707,035
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,554	$11,557
Accrued expenses and other current liabilities	83,488	60,915
Deferred revenue, current	226,443	170,143
Operating lease liabilities, current	14,831	12,573
Total current liabilities	332,316	255,188
Term loan, net	46,696	34,612
Deferred revenue, noncurrent	7,156	4,082
Operating lease liabilities, noncurrent	210,012	208,422
Other liabilities	2,209	891
Total liabilities	598,389	503,195
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	1,595,001	1,034,252
Accumulated other comprehensive loss	(873)	(626)
Accumulated deficit	(1,237,556)	(829,788)
Total stockholders’ equity	356,574	203,840
Total liabilities and stockholders’ equity	$954,963	$707,035

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net loss	$(95,026)	$(90,049)	$(407,768)	$(288,342)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for expected credit losses	873	1,019	1,918	2,257
Depreciation and amortization	3,162	2,963	12,669	8,464
Amortization of deferred contract acquisition costs	4,589	2,708	15,098	8,647
Stock-based compensation expense	53,128	42,267	188,962	104,527
Net amortization of premium on marketable securities	12	83	62	784
Non-cash lease expense	4,169	3,347	15,595	16,589
Amortization of discount on convertible notes and term loan issuance costs	28	5	41	10,645
Non-cash interest expense	—	—	—	6,670
Changes in operating assets and liabilities:
Accounts receivable	(23,802)	(13,014)	(25,179)	(26,993)
Prepaid expenses and other current assets	(1,887)	(14,664)	(24,042)	(23,652)
Other assets	(907)	(4,408)	(4,108)	(10,724)
Accounts payable	(1,058)	(1,804)	(4,391)	7,259
Accrued expenses and other liabilities	10,314	13,111	25,539	23,682
Deferred revenue	18,761	19,512	59,375	68,339
Operating lease liabilities	(3,455)	(401)	(13,829)	8,063
Net cash used in operating activities	(31,099)	(39,325)	(160,058)	(83,785)
Cash flows from investing activities
Purchases of marketable securities	—	(471)	(72,216)	(62,394)
Sales of marketable securities	—	—	—	373
Maturities of marketable securities	33,661	7,713	143,865	132,301
Purchases of property and equipment	(2,211)	(1,284)	(5,351)	(41,587)
Capitalized internal-use software costs	(854)	(645)	(1,806)	(1,132)
Net cash provided by investing activities	30,596	5,313	64,492	27,561
Cash flows from financing activities
Proceeds from term loan, net of issuance costs	49,555	—	49,555	9,000
Repayment of term loan	(35,666)	(500)	(38,333)	(1,667)
Proceeds from private placement—related party, net of offering costs	(95)	—	347,289	—
Repurchases of common stock	(7)	(4)	(9)	(40)
Proceeds from exercise of stock options	1,146	3,740	5,773	16,567
Proceeds from employee stock purchase plan	1	—	17,116	13,350
Net cash provided by financing activities	14,934	3,236	381,391	37,210
Effect of foreign exchange rates on cash and cash equivalents	1,542	(639)	335	(461)
Net increase (decrease) in cash and cash equivalents	15,973	(31,415)	286,160	(19,475)
Cash and cash equivalents
Beginning of period	510,590	271,818	240,403	259,878
End of period	$526,563	$240,403	$526,563	$240,403

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$135,026	$100,416	$490,653	$339,540
Plus: stock-based compensation and related employer payroll tax associated with RSUs	425	350	1,651	843
Plus: restructuring costs	550	—	550	—
Non-GAAP gross profit	$136,001	$100,766	$492,854	$340,383
GAAP gross margin	89.9%	89.7%	89.7%	89.7%
Non-GAAP adjustments	0.6%	0.3%	0.4%	0.2%
Non-GAAP gross margin	90.5%	90.0%	90.1%	89.9%
Reconciliation of operating expenses
GAAP research and development	$81,262	$60,915	$297,209	$203,124
Less: stock-based compensation and related employer payroll tax associated with RSUs	(29,676)	(23,202)	(101,892)	(59,206)
Less: restructuring costs	(35)	—	(35)	—
Non-GAAP research and development	$51,551	$37,713	$195,282	$143,918
GAAP research and development as percentage of revenue	54.1%	54.4%	54.3%	53.7%
Non-GAAP research and development as percentage of revenue	34.3%	33.7%	35.7%	38.0%

GAAP sales and marketing	$114,733	$88,888	$434,961	$282,897
Less: stock-based compensation and related employer payroll tax associated with RSUs	(14,904)	(13,243)	(58,648)	(30,695)
Less: restructuring costs	(6,582)	—	(6,582)	—
Non-GAAP sales and marketing	$93,247	$75,645	$369,731	$252,202
GAAP sales and marketing as percentage of revenue	76.4%	79.4%	79.5%	74.8%
Non-GAAP sales and marketing as percentage of revenue	62.1%	67.6%	67.6%	66.6%

GAAP general and administrative	$38,245	$37,676	$166,309	$118,703
Less: stock-based compensation and related employer payroll tax associated with RSUs	(7,585)	(6,376)	(29,095)	(17,385)
Less: restructuring costs	(2,093)	—	(2,093)	—
Non-GAAP general and administrative	$28,567	$31,300	$135,121	$101,318
GAAP general and administrative as percentage of revenue	25.5%	33.7%	30.4%	31.4%
Non-GAAP general and administrative as percentage of revenue	19.0%	28.0%	24.7%	26.8%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(99,214)	$(87,063)	$(407,826)	$(265,184)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	52,590	43,171	191,286	108,129
Plus: restructuring costs (1)	9,260	—	9,260	—
Non-GAAP loss from operations	$(37,364)	$(43,892)	$(207,280)	$(157,055)
GAAP operating margin	(66.0)%	(77.8)%	(74.5)%	(70.1)%
Non-GAAP adjustments	41.1%	38.7%	36.6%	28.6%
Non-GAAP operating margin	(24.9)%	(39.1)%	(37.9)%	(41.5)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Reconciliation of net loss
GAAP net loss	$(95,026)	$(90,049)	$(407,768)	$(288,342)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	52,590	43,171	191,286	108,129
Plus: restructuring costs (1)	9,260	—	9,260	—
Plus: amortization of debt discount	—	—	—	10,628
Plus: non-cash interest	—	—	—	6,670
Non-GAAP net loss	$(33,176)	$(46,878)	$(207,222)	$(162,915)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.44)	$(0.48)	$(2.04)	$(1.63)
Non-GAAP adjustments to net loss	0.29	0.23	1.00	0.71
Non-GAAP net loss per share, basic	$(0.15)	$(0.25)	$(1.04)	$(0.92)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	214,195	187,435	200,034	176,401

_______________
(1)Restructuring costs for the three and twelve months ended January 31, 2023 were composed of severance and related charges of $8.4 million and stock-based compensation expense of $0.9 million. These charges are non-recurring and not reflective of underlying trends in our business.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Computation of free cash flow
Net cash provided by investing activities	$30,596	$5,313	$64,492	$27,561
Net cash provided by financing activities	$14,934	$3,236	$381,391	$37,210
Net cash used in operating activities	$(31,099)	$(39,325)	$(160,058)	$(83,785)
Less: purchases of property and equipment	(2,211)	(1,284)	(5,351)	(41,587)
Less: capitalized internal-use software costs	(854)	(645)	(1,806)	(1,132)
Plus: restructuring costs paid	$7,663	$—	$7,663	$—
Plus: purchases of property and equipment from build-out of corporate headquarters	—	59	2	38,610
Plus: direct listing expenses	$—	$—	$—	$270
Free cash flow	$(26,501)	$(41,195)	$(159,550)	$(87,624)